As filed with the Securities and Exchange Commission on ________________________.	Registration No. 333-109644

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2/A-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TORCH EXECUTIVE SERVICES LTD.
(Name of small business issuer in its charter)

Nevada	5960	98-040339
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

TORCH EXECUTIVE SERVICES LTD. 124 Minikada Bay Winnipeg, Manitoba Canada R2C 0G7 (204) 222-1959	CORPORATION TRUST COMPANY OF NEVADA 6100 Neil Road, Suite 400 Reno, Nevada 89544 (206) 622-4511
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)
Copies to: Conrad C. Lysiak, Esq. 601 West First Avenue, Suite 503 Spokane, Washington 99201 (509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box.   [   ]

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CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee [1]
Common Stock:	4,000,000	$0.05	$200,000	$100.00

[1]   Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

TORCH EXECUTIVE SERVICES LTD.
Shares of Common Stock
2,000,000 minimum - 4,000,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 4,000,000 shares of common stock on a self-underwritten basis, 2,000,000 shares minimum, 4,000,000 shares maximum. The offering price is $0.05 per share. In the event that 2,000,000 shares are not sold within 90 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 2,000,000 shares are not sold within the 90 days, or within the additional 90 days if extended, all money received by our escrow agent will be returned to each subscriber without interest or deduction of any kind. If at least 2,000,000 shares are sold within 90 days, or within the additional 90 days, if extended, all money received by our escrow agent will be delivered to us and there will be no refund. Our escrow agent is Signature Stock Transfer Inc.

Our common stock will be sold by our sole officer and director

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.05	$0.0125	$0.0375
Per Share - Maximum	$0.05	$0.0063	$0.0437
Minimum	$100,000	$25,000	$75,000
Maximum	$200,000	$25,000	$175,000

The difference between the Aggregate Offering Price and the Proceeds to Us is $25,000. The $25,000 will be paid to unaffiliated third parties for expenses connected with this offering. The $25,000 will be paid from the first proceeds of this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The date of this prospectus is ____________________.

Until ___________________, 2004, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY OF OUR OFFERING

Our business

We are a start-up stage company. We are a company without revenues or operations, we have minimal assets and have incurred losses since inception. We intend to specialize in the business of corporate hospitality and high-end business travel concierge services. We intend to provide assistance to corporate entities to maximize their travel experience and enable future clients to increase their own profitability by saving them time. Within the expansive travel industry, we intend to focus on the niche market of luxury travel and concierge services. We will differ from other hospitality companies by offering full concierge style services in addition to the traditional services of booking air travel and accommodations. We are currently developing a website (www.torchtravel.com) that will be the virtual business card and portfolio for the company, as well as its online "home." It will showcase the portfolio of all past and current clients and the variety of services that we will offer. The website will exhibit links to the service providers that we will enter into strategic alliance agreements with. The links will provide the clients a virtual view of the properties we intend to represent and events taking place in the area they are intending to visit. We have not generated any revenues and the only operations we have engaged in is the development of a business plan and the conceptualization of the initial website.

Our principal executive office is located at 124 Minikada Bay, Winnipeg, Manitoba, Canada R2C 0G7. Our telephone number is (204) 222-1959 and our registered agent for service of process is the Corporation Trust Company of Nevada, located at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our fiscal year end is July 31.

The offering

Following is a brief summary of this offering:

Securities being offered	Up to 4,000,000 shares of common stock, par value $0.00001.
Offering price per share	$ 0.05
Offering period	The shares are being offered for a period not to exceed 90 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to us	$75,000 assuming the minimum number of shares is sold. $175,000 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and working capital.
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after the offering if all of the shares are sold	9,000,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of July 31, 2003 (Audited)

Balance Sheet Total Assets Total Liabilities Stockholders Deficiency	$ $ $	50 18,450 (18,400)
Period from July 9, 2003 (date of inception) to July 31, 2003 (Audited)
Income Statement Revenue Total Expenses Net Loss	$ $ $	- 18,450 (18,450)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Torch Executive Services Ltd.

  Because our auditors have issued a going concern opinion and because our officers and directors will not loan any additional money to us, we have to complete this offering to commence operations. If we do not complete this offering, we will not start our operations.

  Our auditors have issued a going concern opinion. This means that there is doubt that we will be an ongoing business for the next twelve months. As of the date of this prospectus we have not commenced operations. Because our officers and directors are unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to complete this offering in order to commence operations.

  We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

  We were incorporated in July 2003 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $18,450 of which $16,750 is for legal fees, $1,500 is for audit fees and $200 is for filing fees and general office expenses. Included in the $16,750 legal fees are $15,000 relating to the offering of securities under this registration statement. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

* * * *

completion of this offering
our ability to locate purveyors who will provide their services/properties for resale to our clients our ability to attract clients who will buy our services from us and our website our ability to generate revenues through the sale of our services

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.
  We have no clients and we cannot guarantee we will ever have any. Even if we obtain clients, there is no assurance that we will make a profit.

  We have no clients. We have not identified any clients and we cannot guarantee we ever will have any. Even if we obtain clients, there is no guarantee that we will be able to locate purveyors of services who are willing to provide their services or properties for resale to our clients, or that our clients will use our website to buy the products/services being offered. If we are unable to attract enough purveyors of services to offer their products/services for resale to us to offer our clients, or enough clients to buy the products/services from us and our website to operate profitably we will have to suspend or cease operations.

  We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

  We have not started our business. We need the proceeds from this offering to start our operations. If the minimum of $100,000 is raised, this amount will enable us, after paying the expenses of this offering, to begin the process of locating, sourcing and negotiating with resorts, airlines, hotels and other providers of luxury services to form strategic alliances. It will also enable us to initiate development on our website, begin the gathering of information for our database, initiate the development of our marketing plans and initiate the development of marketing and support material such as brochures, flyers and "fact sheets ." We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

  Because we are small and do not have much capital, we must limit marketing our services to potential clients and purveyors. As a result, we may not be able to attract enough clients to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

  Because we are small and do not have much capital, we must limit marketing our website to potential clients and purveyors of services. The sale of products/services via our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough clients to buy or purveyors to sell products/services to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

  Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting purveyors and clients and result in a lack of revenues that may cause us to suspend or cease operations.

  Our sole officer and director, Frank Torchia, will only be devoting limited time to our operations. Frank Torchia, our president and sole director will be devoting approximately 15 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our officers and directors. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

  Because our management does not have prior experience in the marketing of products or services via the Internet, we may have to hire individuals or suspend or cease operations.

  Because our management does not have prior experience in the marketing of products or services via the Internet, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

Risks associated with this offering:

  Because our sole officer and director who is also our sole promoter, will own more than 50% of the outstanding shares after this offering, he will retain control of us and be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of the shares.

  Even if we sell all 4,000,000 shares of common stock in this offering, Mr. Frank Torchia will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Torchia will be able to elect all of our directors and control our operations, which could decrease the price and marketability of the shares.

  Because there is no public trading market for our common stock, you may not be able to resell your stock.

  There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

  Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

  Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

Our offering is being made on a self-underwritten $100,000 minimum, $200,000 maximum basis. The table below sets forth the use of proceeds if $100,000 or $200,000 of the offering is sold.

$100,000	$200,000
Gross proceeds Offering expenses Net proceeds	$ $ $	100,000 25,000 75,000	$ $ $	200,000 25,000 175,000

The net proceeds will be used as follows:

Website development Database Marketing and advertising Establishing an office Salaries Audit, accounting and filing fees Attending industry trade shows Working capital	$ $ $ $ $ $ $ $	20,000 10,000 15,000 5,000 0 10,000 10,000 5,000	$ $ $ $ $ $ $ $	25,000 20,000 35,000 5,000 50,000 15,000 20,000 5,000

Total offering expenses are $25,000. Of the $25,000, the amounts to be paid from the proceeds for expenses of the offering are: $15,000 for legal fees; $2,000 for printing our prospectus; $1,500 for audit and accounting fees; $2,000 for state securities registration fees; $3,000 for our transfer agent; $200 for the escrow fee plus disbursements, $100 for filing fee, and, $1,200 for miscellaneous unforeseen expenses relating to the offering. Of the $25,000 total offering expenses, $15,000 legal fees have been incurred and reflected as accounts payable in the financial statements as at July 31, 2003.

Upon the completion of this offering, we intend to immediately initiate the development of our website "www.torchtravels.com ." We intend to hire an outside web designer to assist us in designing and building our website. We intend to develop and maintain a database of potential clients who have either established or have indicated a preference to travel in luxury. We will identify those travelers who would enable us to fulfill our objective - to provide unique luxury travel experiences for discriminating clients ." The initial names to be inputted into the database will be culled from the past clients of our president, Mr. Torchia. We will identify other candidates for our database from information available from business journals, other Internet web sites, the business and travel sections of the newspapers, magazines, periodicals and information we accumulate and seek alliances and collaboration with hotels, lodges, resorts and travel agencies. The feasibility of collecting the data is high. We believe it will take approximately two months to create a workable database. We do not know how many individuals fit into the client profile that we have identified - business executives and other professionals seeking value-added services to their travel.

We intend to begin assembling our database with potential customers we locate throughout Western United States and Canada. The estimated cost to develop and maintain the database is $10,000 to $20,000.

Marketing and advertising will be focused on promoting our website to prospective travelers based on the list of prospects developed from our database and the market survey. The advertising campaign will include the design and printing of various sales materials. The cost of developing the campaign is estimated to be between $15,000 to $35,000.

We intend to establish an office to maintain the website and database. This will include physical office space, computer equipment, telephones and other assets as required to maintain the operations.

If we raise the maximum amount under this offering, we intend to pay salaries to our officer, or, to outside employees or consultants to assist our officer in managing our business. In addition, we intend to hire one or two sales employees to handle Internet transactions with our clients.

Working capital is the cost related to operating our office. It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholder, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of July 31, 2003, the net tangible book value of our shares of common stock was a deficit of 18,400 or approximately ($0.00037) per share based upon 5,000,000 shares outstanding.

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 9,000,000 shares to be outstanding as at July 31, 2003, will be $173,100 or approximately $0.0193 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.0230 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.0193 per share.

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 8,000,000 shares to be outstanding as at July 31, 2003 will be $123,100 or approximately $0.0154 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.0191 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.0154 per share.

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding as at July 31, 2003 will be $73,100, or approximately $0.0104 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.0141 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.0104 per share.

After completion of this offering, if 4,000,000 shares are sold, you will own approximately 44.44% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.05 per share. Our existing stockholder will own approximately 55.56% of the total number of shares then outstanding, for which he has made contributions of cash, totaling $50, or approximately $0.00001 per share.

After completion of this offering, if 3,000,000 shares are sold, you will own approximately 37.5% of the total number of shares then outstanding for which you will have made a cash investment of $150,000, or $0.05 per share. Our existing stockholder will own approximately 62.5% of the total number of shares then outstanding, for which he has made contributions of cash totaling $50, or approximately $0.00001 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.57% of the total number of shares then outstanding for which you have made a cash investment of $100,000, or $0.05 per share. Our existing stockholder will own approximately 71.43% of the total number of shares the outstanding for which he has made contributions of cash totaling $50, or approximately $0.00001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share	$0.05
Net tangible book value per share before offering	$(0.0037)
Net tangible book value per share after offering	$0.0193
Increase to present stockholders in net tangible book value per share after offering	$0.023
Capital contributions	$50
Number of shares outstanding before the offering	5,000,000
Number of shares after offering held by existing stockholder	5,000,000
Percentage of ownership after offering	55.56%

Purchasers of shares in this offering if all shares sold

Price per share	$0.05
Dilution per share	$0.0307
Capital contributions	$200,000
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	44.44%

Purchasers of shares in this offering if 75% of shares sold

Price per share	$0.05
Dilution per share	$0.0346
Capital contributions	$150,000
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	37.5%

Purchasers of shares in this offering if 50% of shares sold

Price per share	$0.05
Dilution per share	$0.0396
Capital contributions	$100,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	28.57%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 4,000,000 shares of common stock on a self-underwritten basis, 2,000,000 shares minimum, 4,000,000 shares maximum basis. The offering price is $0.05 per share. Funds from this offering will be placed in the escrow account of Signature Stock Transfer, Inc., 1 Preston Park, 2301 Ohio Drive, Suite 100, Plano, Texas, 75093. Its telephone number is (972) 612-4120. It will hold the funds in an account until it receives a minimum of $100,000 at which time it will deliver those funds to us. Any funds received by our escrow agent thereafter will immediately be paid to us. If we do not receive the minimum amount of $100,000 within 90 days of the effective date of our registration statement, 90 additional days if we so choose, all funds will be returned to you without a deduction of any kind. During the 90-day period and possible additional 90-day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $100,000 within the 90-day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 180 days. There are no finders involved in our distribution.

We will sell the shares in this offering through our sole officer and director, Mr. Frank Torchia. He will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

  The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

  The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

  The person is not at the time of their participation, an associated person of a broker/dealer; and,

  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Frank Torchia, is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

 We intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, New Jersey, Washington D.C. and/or outside the United States of America.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. 2.	execute and deliver a subscription agreement deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to SST Escrow for Torch Executive Services Ltd.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Escrow of Funds

Subscriptions will be escrowed with our escrow agent, Signature Stock Transfer, Inc., until it has received $100,000. Upon receipt of $100,000, Signature Stock Transfer, Inc. will turn all funds over to us when it has received the $100,000. If it does not receive the $100,000 within 180 days of the effective date of this offering, all subscriptions received by it will be promptly returned to each investor without interest or deduction therefrom. Signature Stock Transfer, Inc. will be paid a fee of $100 plus disbursements to act as escrow agent.

BUSINESS

General

We were incorporated in the State of Nevada on July 9, 2003. We have not started operations. We are developing a website (www.torchtravels.com) that will offer a comprehensive list of services that we can provide to the business executive and other professional traveler. We will specialize in the business of providing assistance to corporate entities and individuals to maximize their travel experience and enable clients to increase their own profitability by saving them time. We have not generated any revenues and the only operation we have engaged in is the development of a business plan. We maintain our statutory registered agent's office at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our business office is located at 124 Minikada Bay, Winnipeg, Manitoba, Canada R2C 0G7. Our telephone number is (204) 222-1959. This is the home office of our President, Frank Torchia. We do not pay any rent to Mr. Torchia and there is no agreement to pay any rent in the future.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not begun operations and will not begin operations until we have completed this offering. Our plan of operation is prospective and there is no assurance that we will ever begin operations. Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar plans.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or services by the public.

Products/Services

We intend to position ourselves as a service provider within the luxury travel market. We intend to offer the highest quality travel packages and concierge services to our clients. Our target market will be made up of corporations and individuals who can afford and prefer to travel luxuriously, and are able to discern that paying for our services will enable them to buy the most valuable asset of all "time." We intend to be defined by the quality of the unique aspects of our services. Those aspects ill include superior personal assistance, event and conference planning, travel consultation and arrangements, and full service concierge assistance.

We intend to offer the following services:

Corporate Concierge and Assistance

* * * * *	Leisure Activities Coordination Theater and Sporting Events Referral and Tickets Dinners and Spa Referral and Reservations Reminder Service Gift or Shopping Coordination

Event and Conference Planning

* * * *	Corporate Retreats Executive Meetings Training Seminars Sales Conferences

We will assist in organizing meetings and conferences. We will assist in site selection , room reservations, transportation and all other aspects of the meetings as required.

Corporate Travel Arrangements

* * *	Trip Itinerary Planning Customized Tour Packages to Luxury resorts and retreats Air and Ground Transportation

We will book all aspects of the corporate and leisure travel for our clients and will create a database of information that will enable us to immediately identify the client's personal preferences. Our goal is not only to meet the travel needs of our clients, it is to anticipate them.

Website

Currently our website is undeveloped. We do not intend to initiate the development of our website until this offering is completed.

Upon completion of our public offering, we intend to hire an outside technology provider to develop our website. The IT company we hire will provide the following services and products for the website: disk space, bandwidth, 155 mbit backbone, pop mailboxes, e-mail forwarding, e-mailing aliasing, auto responder, front page support, unlimited FTP access, hotmetal/miva script, shopping cart, secure transactions signio support and cybercash support. The foregoing will allow us to transact the sale of our products/services, promote our products/services in an attractive fashion, and communicate with our clients on-line.

The luxury travel and concierge industry is an upward growth industry, "a lucrative industry representing the elite 3% of travelers who account for 20% of total annual travel expenditure - and who are immune to economic slowdown" (International Luxury Travel; Market 2002 website). Our website is intended to be a destination site for those travelers.

The Torch Executive Services website will become the virtual business card and portfolio for the company as well as its online "home." It will showcase past and current clients, subject to their consent, and the variety of services that we offer.

The website will further exhibit links to the service providers that we have entered into strategic alliances with. The links would provide the client with a virtual view of the destinations that we represent and events taking place in the area they are intending to visit. In the future, the website may also offer links to area restaurants and spas.

The website will be a simple, well-designed site that is in keeping with the latest trends in user interface design. A site that is too flashy or tries to use too much of the latest Shockwave of Flash technology can be overdone and cause potential clients to look elsewhere. To those prospective clients that we are targeting, time is valuable and a website that takes too long to load or is difficult to navigate would not appeal to them.

We believe that the lack of financial security on the Internet has been hindering economic activity. To ensure the security of transactions occurring over the Internet, U.S. federal regulations require that any computer software used within the United States contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption.

There is uncertainty as to whether the 128-bit encoding encryption required by the U.S. is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. We are now considering risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts in our system specifications and in the security precautions in the development of our website. There is no assurance that such security precautions will be successful.

Other than investigating potential technologies in support of our business purpose and the preparation of our plan of operations, we have had no material business operations since inception in July 2003. At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose to become an Internet-based service provider of luxury travel to corporate clients, business executives and other professionals.

The Internet is a worldwide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

Marketing Strategy

We intend to negotiate strategic alliances with larger service providers such as five-star resorts and hotels. We will offer direct advertising of those resorts that we enter into strategic alliances with through a link on our website, through flyers and promotional material that we create, and through personal selling in exchange for a commission based percentage of the sale of rooms, tours or other services booked by a client introduced by us.

Strategic relationships will also be developed with travel agents, convention centers and spas for a similar commission based percentage of any booking made by a client introduced by us.

We plan to attend industry trade shows that are oriented towards creating opportunities for us to develop important strategic alliances with luxury properties in the US and Canada. One such example under consideration is the Luxury Travel Expo 2003 - the largest gathering of luxury agents in the world. (www.luxurytravelexpo.com). This would be an opportunity to meet and network with hundreds of luxury service providers.

Initially we will aggressively court the key database of corporate contacts provided by our President, Frank Torchia in order to attract initial clients and strategic partners. We also intend to attract and add new clients through our website with a strong technical support capable of recording leads.

Other methods of communication will include:

*	Email mailings - regular e-mailings to potential customers with updated company information and special offers
*	Direct mail - brochures and newsletters
*	Sampling - occasionally a discounted service package may be offered as a trade-in-kind to a visible and vocal trendsetter such as an advertising agent for a magazine or radio station.
*	Informal marketing/networking - activities such as joining organizations or attending tradeshows and conferences.

Customer-based marketing will include:

* * * * *

Emphasizing repeat sales to clients who have used our services
Exploring additional sales tactics to increase the total revenue per client through the sale of extra services
Additional sales facilitated by links to our website
Strategic partnerships such as cooperative advertising
Special offers and promotions such as limited time offers or seasonal promotions.

Website Marketing Strategy

Web marketing will start with our known contacts whom we will ask to recommend our site. We will continue the strategy with long-term efforts to develop recognition in professional forums. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.

Revenue

Initially, we intend to generate revenue from two sources:

1.	By entering into strategic alliances with luxury resorts and hotels to receive a percentage based commission of the room or travel package booking generated by us;
2.	By charging a fee to the customer for arranging travel assistance and/or concierge service.

We intend to develop and maintain a database of all our clients so that we can anticipate their personal preferences in specific airlines, types of restaurants, type of recreational activities etc. That database will enable us to anticipate the needs and desires of our clients.

Competition

The electronic commerce market is intensely competitive. The market for information resources is more mature but also intensely competitive. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases in the computer and other technical fields. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Most hotels and resorts have their own websites and upon initiating our website operations, we will be competing with the foregoing. We intend to differentiate ourselves by offering a much more personalized service. We will handle all aspects of the travel arrangements - air travel, hotel accommodations, car rental, limousine pick-up, floral arrangements, dinner, tickets for theatre productions or shows, having your suit or dress pressed, down to ensuring that a specific brand of water is available in the room. We intend to act as a personal concierge or executive assistant throughout the duration of the trip.

The luxury travel market is a small niche market and may be difficult to penetrate. Our competitive position within the industry is negligible in light of the fact that we have not started our operations. Older, well-established travel agencies with records of success will attract qualified clients away from us. Since we have not started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of the range of services and the quality of services that we intend to provide.

Frank Torchia, our president will be devoting approximately 15 hours a week of his time to our operations. Once we begin operations, and are able to attract more and more clients to use our services, Frank Torchia has agreed to commit more time as required. Because Mr. Torchia will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our officers and directors. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Marketing

We intend to market our website in the United States and in Canada through traditional sources such as trade magazines, conventions and conferences, newspaper advertising, billboards, telephone directories and flyers / mailers. We also intend to attend tradeshows and conferences. We may utilize inbound links that connect directly to our website from other sites. Potential clients can simply click on these links to become connected to our website from search engines and community and affinity sites.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees on an as needed basis.

Offices

Our offices are currently located at 124 Minikada Bay, Winnipeg, Manitoba, R2C 0G7. Our telephone number is (204) 222-1959. This is the home office of our President, Frank Torchia. We do not pay any rent to Mr. Torchia and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

Government Regulation

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

Other than the foregoing, no governmental approval is needed for the sale of our products.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up stage corporation and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website, source out purveyors of services for products to sell and source out clients to buy our services. We believe the technical aspects of our website will be sufficiently developed to use for our operations 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months. We will not begin operations until we raise money from this offering.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully negotiate strategic alliances with purveyors of services to enable us to offer these services to our clients, or if we are unable to attract enough clients to utilize our services, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year but with limited funds available to develop growth strategy. If we raise the maximum amount, we believe the money will last a year and also provide funds for growth strategy. If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Upon completion of our public offering, our specific goal is to profitably sell our services on our Internet website to the luxury market travelers. We intend to accomplish the foregoing through the following milestones:

  Complete our public offering. We believe that we will raise sufficient capital to begin our operations. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

  After completing the offering, we will immediately begin to establish our office and acquire the equipment we need to begin operations. Establishing our offices will take 7-10 days. We believe that it will cost $5,000 to establish our office. We do not intend to hire employees. Our sole officer and director will handle our administrative duties. A detailed breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.

  After our office is established, which we said should be 7-10 days after completing our offering, we intend to contact and negotiate with high-end five-star resorts, hotels, retreats, Spas, limousine services and private charter airlines to offer their products and services on our website. We will also develop strategic relationships with travel agents, convention centers and spas. We plan to attend industry trade shows that are oriented towards creating opportunities for us to develop important relationships with the management of luxury properties in the US and Canada. Once we have signed up a minimum of three exclusive resorts or retreats, we will hire an outside web designer to begin development on our website. We believe we should have the minimum of three strategic alliances negotiated and signed within 30 days of setting up our office. The negotiation of additional alliances with service providers and the development of the website will be ongoing during the life of our operations. As more service providers are added and as our customer database expands, we will have to be continually upgrading the website. We believe that it will cost up to $20,000 in order to have our website initially operational and $10,000 to have our database initially ready to receive information. Both the initial operation of the website and the database is anticipated to be ready within 60 days from the start date. The start date will be once a minimum of three resorts or retreats have agreed to let us represent them. As additional alliances are negotiated with service providers, we will up-grade the website. As our customer base increases we will up-grade the database. Both upgrades will be ongoing during the life of our operations.

  As soon as our website is operational, which as we have said will be approximately 60 days from setting up our office, we will begin to market our website in the United States and in Canada through traditional sources such as trade magazines, conventions and conferences, newspaper advertising, billboards, telephone directories and flyers / mailers. We also intend to attend tradeshows and conferences. We intend to target business executives, corporations and high-income individuals to become potential users of our services. Initially we will aggressively court the key database of corporate contacts provided by our president, Frank Torchia. We may utilize inbound links that connect directly to our website from other sites. Potential clients can simply click on these links to become connected to our website from search engines and community and affinity sites. We believe that it will cost a minimum of $15,000 for our marketing campaign. If we raise the maximum amount of proceeds from the offering, we will devote an additional $20,000 to our marketing program. Marketing is an ongoing matter that will continue during the life of our operations. We also believe that we should begin to see results from our marketing campaign within 30 days from its initiation, or 90 days from setting up our office.

  Our marketing program will combine sourcing out service providers as well as clients to utilize those services. The process of sourcing out service providers includes identifying owners and management of resorts, hotels, retreats, spas, private charter companies, etc. via the Internet and research in trade magazines and directories. This process will start as soon as our office is operational and will be ongoing during the life of our operations. Sourcing potential clients may consist of telephone surveys and may contain questions that would "qualify" the potential clients. It will also involve research into existing databases available via the Internet to target and extract the applicable names and contacts to create our own customized database. We intend to look into the databases of travel journals, business magazines, newspapers, trade magazines as well as telephone directories. The cost to source and analyze all of the material to identify suitable candidates to develop and maintain the database is estimated to be $10,000 to $20,000.

  Within 90 days from the initial launch of our website, we believe that we will begin booking travel arrangements for our clients. Once the website is fully operational and we have begun to book travel arrangements for our customers, we intend to hire 1 or 2 part-time salesperson(s) to call on additional hotels, resorts and service providers to introduce them to our website.

In summary, we should be in full operation and receiving orders within 100 days of completing our offering. We estimate that we will generate revenue 120 to 180 days after beginning operations.

Until our website is fully operational, we do not believe that clients will use our services to book their travel arrangements. We believe, however, that once our website is operational and we are able to provide a wide selection of services that we can offer to potential clients, they will utilize our services as their "personal concierge" for their travel needs.

If we are unable to negotiate suitable terms with service providers to enable us to represent their companies, or if we are unable to attract clients to use our services, we may have to suspend or cease operations.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to locate and negotiate agreements with service providers to allow us to represent them for a percentage-based commission. We then have to locate clients to book those services through us. We are seeking equity financing to provide for the capital required to implement our operations.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on July 9, 2003 to July 31, 2003

During the period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this Registration Statement. We have prepared an internal business plan. We have reserved the domain name "torchtravels.com." Our loss since inception is $18,450 of which $16,750 is for legal fees, $1,500 for audit fees and $200 is for filing fees and general office costs. Included in the $16,750 legal fees are $15,000 relating to the offering of securities under this registration statement. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 100 days after we complete this offering.

Since inception, we sold 5,000,000 shares of common stock to our sole officer and director for $50.

Liquidity and capital resources

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 5,000,000 shares of common stock through a Section 4(2) offering in July 2003. This was accounted for as a sale of common stock.

As of July 31, 2003, our total assets were $50 and our total liabilities were $18,450 comprising of $1,785 owning to Frank Torchia, our sole president and director for payments made to our attorney for the incorporation of the company, $165 owing for filing fees to the Secretary of State, $1,500 owing for audit fees and $15,000 owing to our attorney for services relating to this registration statement. As of October 31, 2003 we had cash of $1,826.

MANAGEMENT

Officers and Directors

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)

Frank T. Torchia 124 Minikada Bay Winnipeg, Manitoba Canada R2C 0G7	60	president, chief executive officer, secretary/treasurer, chief financial officer, and the sole member of the board of directors

The person named above has held his offices/positions since inception of our company and are expected to hold his offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

FRANK T. TORCHIA - 60

Mr. Torchia has been involved in the travel and hospitality industry in managerial positions since 1964. As an Assistant Manager at CP Air in Winnipeg, Manitoba from November 1964 to January of 1976, he monitored the quality control of job performances and delegated training assignments and administration duties to airline staff.

In January of 1976, Mr. Torchia left CP Air to join Canadian Airlines International, a major Canadian airline, in Winnipeg, Manitoba again in a top managerial position. Mr. Torchia supervised a staff that grew from twenty-four to seventy-five in number. His duties included interviewing and hiring personnel and maintaining a high level of customer relations and service to the traveling public.

In June of 1985 he was promoted to Corporate Sales Manager at Canadian Airlines International. In his new position based in Winnipeg, Mr. Torchia managed a vast sales territory which included Manitoba, Saskatchewan and Northern Alberta. He serviced over seventy-five travel agency owners and travel consultants as well as over thirty key corporate accounts. Mr. Torchia prepared travel agency and corporate productivity reports, prepared and maintained budgets, researched and created sales lead lists to obtain more corporate business travel for the airline. Mr. Torchia was successful in developing new corporate accounts and entering into exclusive agreements with these corporations for all of their business travel needs.

Retired from Canadian Airlines International in May, 1999, Mr. Torchia accepted a position as Corporate Sales Manager with the Winnipeg Convention Center, a large meeting and convention center in Winnipeg, Manitoba. There, he serviced new and existing corporate clientele overlooking their business meeting and convention requirements until October, 2002.

Since November 2002 until present, Mr. Torchia has been engaged as an Airport Representative for Sunquest Vacations West in Winnipeg, Manitoba providing ticketing assistance to charter passengers traveling to vacation destinations.

Mr. Torchia will devote 15 hours a week to our operations.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at this present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on July 9, 2003 through July 31, 2003, for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Long-Term Compensation
Annual Compensation	Awards	Payouts
Names Executive Officer and Principal Position	Year Ended	Salary (US$)	Bonus (US$)	Other Annual Compen- sation (US$)	Under Options/ SARs Granted (#)	Securities Restricted Shares or Restricted Share/Units (US$)	LTIP Payouts (US$)	Other Annual Compen- sation (US$)

Frank Torchia President, Secretary/Treasurer, Director	2003 2002 2001	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

We have no employment agreements with any of our officer. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our sole director does not receive any compensation for serving as a member of the board of directors.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Shares Before the Offering	Percentage of Ownership Before the Offering	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold

Frank T. Torchia 124 Minikada Bay Winnipeg, Manitoba Canada R2C 0G7	5,000,000	100.00%	5,000,000	55.56%

[1]     The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Torchia is the only "promoter" of our company.

Future sales by existing stockholders

A total of 5,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 5,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 55.56% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities is Signature Stock Transfer, Inc. 1 Preston Park, 2301 Ohio Drive, Suite 100, Plano, Texas 75093. Its telephone number is (972) 612-4120.

CERTAIN TRANSACTIONS

In July 2003, we issued a total of 5,000,000 shares of restricted common stock to Frank T. Torchia, our sole officer and director in consideration of $50.

Further, Mr. Torchia has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of July 31, 2003, Mr. Torchia advanced us $1,785. As of November 20, 2003, Mr. Torchia has advanced a total of $14,785 for our benefit. Mr. Torchia will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Torchia. Mr. Torchia will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Torchia does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Torchia or the repayment of the funds to Mr. Torchia. The entire transaction was oral.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to July 31, 2003, included in this prospectus have been audited by Hoogendoorn Vellmer, Chartered Accountants, 455 Granville Street, Suite 406, Vancouver, British Columbia, Canada, V6C 1T1, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by a firm of Chartered Accountants.

Our financial statements from inception to July 31, 2003 (audited), immediately follow:

INDEPENDENT AUDITORS' REPORT

To the Director
Torch Executive Services Ltd.

We have audited the accompanying balance sheet of Torch Executive Services Ltd. (a development stage company) as at July 31, 2003 and the related statements of operations, stockholder's deficiency and cash flows for the twenty three day period from inception on July 9, 2003 to July 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Torch Executive Services Ltd. (a development stage company) at July 31, 2003 and the results of its operations and its cash flows for the twenty three day period from inception on July 9, 2003 to July 31, 2003 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's business is in the development stage and no revenues have been generated to date. At July 31, 2003 the Company has nominal cash and requires new financing to develop its business. These factors together raise substantial doubt about its ability to be a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada August 27, 2003	/s/ Hoogendoorn Vellmer Chartered Accountants

TORCH EXECUTIVE SERVICES LTD. (A Development Stage Company) Balance Sheet

As at	July 31, 2003
$

ASSETS

Current Cash	50
Total Assets	50

LIABILITIES
Current Accounts payable and accrued liabilities	16,665
Advances from a related party (Note 4)	1,785
Total Liabilities	18,450

STOCKHOLDER' S DEFICIENCY
Common Stock (Note 3)
Authorized: 100,000,000 shares, $0.00001 par value Issued and outstanding: 5,000,000 shares	50
Deficit Accumulated During the Development Stage	(18,450)
Total Stockholder's Deficiency	(18,400)
Total Liabilities and Stockholder's Deficiency	50

See Accompanying Notes to the Financial Statements

TORCH EXECUTIVE SERVICES LTD. (A Development Stage Company) Statement of Operations
	Period from July 9, 2003 to July 31, 2003	Cumulative for the development stage
	$	$
Revenue	-	-

General and Administrative Expenses
Audit	1,500	1,500
Filing and transfer agent fees	165	165
Legal fees	16,750	16,750
Office expenses	35	35
	18,450	18,450
Net Loss	(18,450)	(18,450)
Basic Loss Per Share	(0.00)
Weighted Average Number of Shares Outstanding	5,000,000

See Accompanying Notes to the Financial Statements

TORCH EXECUTIVE SERVICE LTD. (A Development Stage Company) Statement of Stockholder's Deficiency

From Inception on July 9, 2003 to July 31, 2003

Deficit
Accumulated
During the	Total
Common Stock	Development	Stockholder's
	Shares	Amount	Stage	Deficiency
		$	$	$

Balance, July 9, 2003	-	-	-	-

Common stock issued for cash	5,000,000	50	-	50

Net loss for the period	-	-	(18,450)	(18,450)

Balance, July 31, 2003	5,000,000	50	(18,450)	(18,400)

See Accompanying Notes to the Financial Statements

TORCH EXECUTIVE SERVICES LTD. (A Development Stage Company) Statement of Cash Flows

	Period from July 9, 2003 to July 31, 2003	Cumulative for the Development Stage
	$	$
Cash provided by (used in):
Operating Activities

Loss from operations	(18,450)	(18,450)

Cash provided by changes in operating assets and liabilities
Accounts payable and accrued liabilities	16,665	16,665
Advances from a related party	1,785	1,785
Net cash provided by (used in) operating activities	-	-

Financing Activities

Common stock issued for cash	50	50
Net cash provided by financing activities	50	50

Increase in cash	50	50

Cash at beginning of period	-	-

Cash at end of period	50	50

TORCH EXECUTIVE SERVICE LTD. (A Development Stage Company) Notes to the Financial Statements

NOTE 1 - ORGANIZATION, DESCRIPTION OF BUSINESS AND BASIS OF FINANCIAL STATEMENT PRESENTATION

The Company was incorporated in the State of Nevada on July 9, 2003. It is a company entering into the development stage of its business of luxury travel and concierge services, offered on a personalized one-to-one basis as well as through the internet.

The Company's business is in the development stage. At July 31, 2003 the Company has nominal cash on hand and will be dependant upon raising capital through the sale of its common stock to maintain its existence and finance operating losses for the foreseeable future. To date the Company has not generated any revenues. Management intends to offer for sale additional common stock, however there can be no assurance it will be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved. The likely outcome of these future events is indeterminable. The financial statements do not include any adjustment to reflect the possible future effect on the recoverability and classification of the assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

The Company has elected a July 31 fiscal year end. The accompanying financial statements cover the initial short fiscal year from inception of the company to July 31, 2003.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial instruments and financial risk

The Company's financial instruments consist of cash, accounts payable and accrued liabilities and advances from a related party. The fair value of the current assets and liabilities approximate their carrying amounts due to the short-term nature of these instruments.

Loss per share

Basic loss per common share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

TORCH EXECUTIVE SERVICES LTD. (A Development Stage Company) Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, all expected future events other than enactment of changes in the tax laws or rates are considered.

Due to the uncertainty regarding the Company's future profitability, the future tax benefits of its losses have been fully reserved for and no net tax benefit has been recorded in the financial statements.

NOTE 3 - COMMON STOCK

The Company has issued 5,000,000 common stock for cash consideration of $50.

There are no shares subject to warrants, agreements or options at July 31, 2003.

The Company intends to offer for sale in the immediate future between 2,000,000 and 4,000,000 common stock at an offering price of $0.05 per share.

TORCH EXECUTIVE SERVICES LTD. (A Development Stage Company) Notes to the Financial Statements

NOTE 4 - DUE TO A RELATED PARTY

A stockholder is owed $1,785 as at July 31, 2003 for expenses paid on behalf of the Company. The amount is non-interest bearing and non-secured.

NOTE 5 - INCOME TAXES

No provision for income taxes has been made for the periods presented as the Company has incurred net losses.

The potential benefit of the net operating losses carried forward have not been recognized in the financial statements since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The components of the net deferred tax asset, the statutory tax rate, the effective tax rate, and the elected amount of the valuation allowance are as follows:

	Period from July 9, 2003 to July 31, 2003	Cumulative from the Development Stage

	$	$

Net operating loss carried forward (expiring 2021)	18,450	18,450
Statutory tax rate	15%	15%
Effective tax rate	-
Total deferred tax assets	2,768	2,768
Less: valuation allowance	(2,768)	(2,768)
Net deferred tax assets	-	-

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

  Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

  Article X of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

  Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100
Printing Expenses	2,000
Audit/administrative Fees and Expenses	1,500
Blue Sky Fees/Expenses	2,000
Legal Fees/ Expenses	15,000
Escrow fees/Expenses	200
Transfer Agent Fees	3,000
Miscellaneous Expenses	1,200
TOTAL	$25,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Frank T. Torchia 124 Minikada Bay Winnipeg, Manitoba Canada R2C 0G7	July 9, 2003	5,000,000	$50

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 27. EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-B.

Exhibit No.	Document Description
3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.2*	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
23.1*	Consent of Hoogendoorn Vellmer, Chartered Accountants.
23.2*	Consent of Conrad C. Lysiak, Esq.
99.1*	Escrow Agreement
99.2*	Subscription Agreement.

* Previously filed

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

	c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.
2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Winnipeg, Manitoba, on this 10th day of December, 2003.

TORCH EXECUTIVE SERVICES LTD.

BY:	/s/ Frank Torchia Frank Torchia, President, Principal Executive Officer, Secretary/Treasurer, Principal Financial Officer, Principal Accounting Officer and a member of the Board of Directors